UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 10, 2014

Synthetic Biologics, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

01-12584	13-3808303
(Commission File Number)	(IRS Employer Identification No.)

155 Gibbs Street, Ste. 412

Rockville, MD 20850

(Address of principal executive offices and zip code)

617 Detroit Street, Ste. 100

Ann Arbor, MI 48104

(Mailing Address and zip code)

(734) 332-7800

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 10, 2014, Synthetic Biologics, Inc., a Nevada corporation (the “Company”) entered into Subscription Agreements with certain institutional investors pursuant to which the Company agreed to sell in a registered direct offering a total of 14,059,616 units (the “Units”), at a purchase price of $1.47 per Unit, with each Unit consisting of one share of the Company’s common stock, par value of $0.001 per share (“Common Stock”), and a warrant (the “Warrants”) to purchase 0.5 shares of Common Stock (the “Warrant Shares”). Each Warrant will have an exercise price of $1.75 per share, will be exercisable immediately after the date of issuance and will expire five years from the date on which it is initially exercisable. The Common Stock and the Warrants are immediately separable and will be issued separately.

William Blair & Company, L.L.C. acted as the sole placement agent (the “Placement Agent”) for the offering pursuant to a Placement Agency Agreement dated October 10, 2014 (the “Placement Agency Agreement”). Under the Placement Agency Agreement, the Company agreed to pay the Placement Agent an aggregate fee equal to 7% of the gross proceeds of the offering as well as expenses up to a maximum of $125,000.

The offering is expected to close on or about October 15, 2014, subject to the satisfaction of customary closing conditions contained in the Placement Agency Agreement. The Placement Agency Agreement also contains customary representations, warranties and agreements by us, indemnification obligations for us and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. Subject to certain exceptions, the Company and all of its directors and executive officers and its largest stockholders have agreed to not sell or transfer any shares of our Common Stock for 90 days after October 10, 2014 without first obtaining the consent of the Placement Agent.

The offering is being made pursuant to a prospectus supplement dated October 10, 2014 and an accompanying prospectus dated July 16, 2013 pursuant to our shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission on July 3, 2013 and became effective on July 16, 2013 (File No. 333-189794).

Pursuant to the terms of the Warrants, the number of Warrant Shares that may be acquired by any holder upon any exercise of the Warrants will be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s ownership for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, does not exceed either 4.99% or 9.99%, at the holder’s initial election, of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). The holder may elect to decrease and subsequently increase this beneficial ownership limitation to any other percentage, but not in excess of 19.9% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise), provided that any such increase will not be effective until 61 days after such written notice is delivered. The Warrant also provides for a redemption right under certain circumstances.

The holder may exercise, in whole or in part, the warrant on a cashless basis. When exercised on a cashless basis, a portion of the Warrant is cancelled in payment of the purchase price payable in respect of the number of shares of Common Stock purchasable upon such exercise. The Warrants also provide for certain adjustments to the exercise price of the Warrants based on stock dividends, stock splits and certain dilutive issuances.

The foregoing is only a summary of the material terms of the form of Subscription Agreement, the Warrants and the Placement Agency Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder. The foregoing description is qualified in its entirety by reference to the form of Subscription Agreement, the form of Warrant, and the Placement Agency Agreement, which are filed as Exhibits 10.1, 4.1, and 10.2, respectively, to this Current Report and incorporated herein by reference.

A copy of the opinion of Parsons Behle & Latimer relating to the validity of the issuance and sale of the Common Stock and Warrant Shares in the offering is attached as Exhibit 5.1(a) hereto. A copy of the opinion of Gracin & Marlow, LLP relating to the validity of the issuance and sale of the Warrants in the offering is attached as Exhibit 5.1(b) hereto.

A copy of the press release announcing the registered direct public offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Warrant for Purchasers of Units

5.1(a)	Opinion of Parsons Behle & Latimer

5.1(b)	Opinion of Gracin & Marlow, LLP

10.1	Form of Subscription Agreement by and between Synthetic Biologics, Inc. and the Purchasers (as defined therein), dated as of October 10, 2014

10.2	Placement Agency Agreement, dated October 10, 2014, between Synthetic Biologics, Inc. and William Blair & Company, L.L.C.

99.1	Press Release, issued October 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTHETIC BIOLOGICS, INC.

Date: October 10, 2014	By:	/s/ C. Evan Ballantyne
Name: C. Evan Ballantyne
Title: Chief Financial Officer